UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                _________________


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 13 July 1999
                                                       ----------------




                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

     Item 5.  Other Events.
     -------  -------------

     The registrant announced today that its board and the boards of L'Air Liquide S.A.("Air Liquide") of France and The BOC Group plc have agreed to the terms of a recommended offer under which it and Air Liquide will acquire BOC, a leading British industrial gases company, for UK(pound)14.60 per share in cash, or a total of approximately $11.2 billion. The offer will formally commence in the United Kingdom upon the receipt of necessary regulatory clearances, which are expected within six months.

     For the registrant, the transaction represents a unique opportunity to acquire attractive, complementary assets that will increase its size and scale to compete around the world and extend its presence in high growth areas, advancing its strategy of building a leading global industrial gas company.
Air Products expects the transaction will enhance its cash earnings per share (earnings plus amortization, transaction fees and costs per share) from the first full year following completion of the offer and will be accretive to earnings per share post goodwill amortization at the end of year two. The registrant will contribute approximately $5.9 billion in cash to the transaction, funded through debt financing. Air Products has committed funds for the transaction through a credit facility provided by The Chase Manhattan Bank.

     "This transaction will create value for Air Products' shareholders," said Hap Wagner, Chairman and CEO of Air Products. "It is consistent with our strategic focus on leading positions where key products, markets and geographies intersect. It increases our focus on high growth areas, particularly in Asia, and enhances our ability to serve our customers while providing exciting opportunities for employees around the world."

     The registrant and Air Liquide will form a U.K.-based holding company which will make the offer and have agreed that BOC's operations will ultimately be owned in approximately equal shares. Under their agreement, as soon as practicable following completion of the offer and consistent with obtaining regulatory and other approval, Air Products will own all BOC operations in Australia and New Zealand and Air Liquide will own all BOC gases operations in the U.K. and Ireland. It is expected that in Asia, the registrant will own significant operations of BOC, including BOC's interests in Singapore, Southern China and Malaysia and Air Liquide will own substantially all of the BOC operations in Japan and Thailand. In addition, Air Products and Air Liquide will each own some of the U.S. businesses of BOC and some of the remaining gases businesses on a country by country or region by region basis, consistent with obtaining regulatory and other approvals.

         The combination will enable the registrant to serve global customers on a broader geographic base. In total, following completion of the transaction, the registrant will have annual revenues approaching $8 billion and assets of approximately $13 billion. It will expand its operations from 31 to over 50 countries and will supplement Air Products' offerings to the metals, medical and food sectors around the world and enhance its position in the specialty gases and HYCO (hydrogen/carbon monoxide) businesses. The registrant will also gain merchant market capabilities in carbon dioxide in the U.S.

         Air Products and Chemicals, Inc. is an international supplier of industrial gases and related equipment, and selected chemicals. With corporate headquarters in eastern Pennsylvania's Lehigh Valley, the company has sales of $5 billion, operations in over 30 countries and 17,000 employees around the globe.

THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE FULL ANNOUNCEMENT MADE TODAY BY THE REGISTRANT AND AIR LIQUIDE.

                CAUTION WITH REGARD TO FORWARD LOOKING STATEMENTS

     Certain statements in these materials are "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties and are based on current expectations regarding important risk factors. Statements contained herein regarding the consummation and benefits of the proposed transaction, as well as expectations with respect to future sales, earnings or cash flows, ability to sustain margins, value obtained related to the divestiture of assets or businesses, and realization of financial and operating synergies and efficiencies, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the control of Air Products, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that might cause forward looking statements to differ materially from actual results include, among other things, requirements imposed by regulatory authorities to permit the transaction to be consummated, unanticipated tax and other costs in separating the ownership of BOC's businesses and assets, ability to amortize goodwill over 40 years, overall economic and business conditions, demand for the goods and services of Air Products or BOC or their respective affiliates, competitive factors in the industries in which each of them competes, changes in government regulation, downsizing, or termination, the timing, impact, and other uncertainties of future acquisitions or combinations within relevant industries, fluctuations in interest rates and foreign currencies, and the price at which Air Products would issue additional equity, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which Air Products and BOC and their respective affiliates operate.


     The full announcement made by the registrant and Air Liquide follows:

THESE MATERIALS DO NOT CONSTITUTE AN EXTENSION OF A TENDER OFFER INTO THE UNITED STATES FOR ORDINARY SHARES OR ANY OTHER SECURITIES OF BOC. IT IS INTENDED TO EXTEND THE OFFER, IF AND WHEN MADE, INTO THE UNITED STATES IN COMPLIANCE WITH THE PROCEDURAL AND FILING REQUIREMENTS OF THE EXCHANGE ACT AND THE RULES OF THE SEC THEREUNDER, EXCEPT TO THE EXTENT THAT EXEMPTIVE RELIEF THEREFROM IS GRANTED BY THE SEC.

13 July, 1999


                          AIR LIQUIDE AND AIR PRODUCTS

                         RECOMMENDED CASH OFFER FOR BOC


1.   INTRODUCTION

The boards of Air Liquide, Air Products and BOC announce that they have agreed the terms of a recommended cash offer of 1460 pence per share for the entire issued and to be issued share capital of BOC. The Offer values the entire existing issued share capital of BOC at GBP7.2 billion. Subject to certain pre-conditions, the Offer will be made by Lazard Brothers, Morgan Stanley and Goldman Sachs on behalf of the Offeror, a special purpose UK company to be owned equally by Air Liquide and Air Products.

The Offer represents premia of:

     - 42 per cent. over the middle market price per BOC Share of 1031.5 pence at the close of business on 10 May, 1999, the last business day prior to speculation regarding merger discussions involving BOC; and

     - 14 per cent. over the middle market price per BOC Share of 1286 pence at the close of business on 5 July, 1999, the last business day prior to BOC's announcement of a renewed approach from Air Liquide and Air Products.

The Offer represents a price earnings multiple of 27.6 times BOC's earnings per share before exceptional items of 52.99 pence for the year ended 30 September, 1998 and an enterprise value multiple of 11.4 times BOC's EBITDA of GBP734 million for the year ended 30 September, 1998.

The board of BOC, which has been so advised by J.P. Morgan, considers the terms of the Offer to be fair and reasonable. In providing advice to the board,

J.P. Morgan has taken into account the directors' commercial assessments. Accordingly, the directors of BOC unanimously intend to recommend BOC shareholders to accept the Offer, as they intend to do in respect of their own respective beneficial shareholdings.

Lazard and Hoare Govett are acting as financial adviser and broker, respectively, to Air Liquide, and Morgan Stanley and Goldman Sachs are acting as financial advisers to Air Products.

J.P. Morgan is acting as financial adviser to BOC. Cazenove & Co. and Deutsche Bank AG London are acting as joint brokers to BOC.

The bases and sources of certain financial and other information contained in this announcement are set out in Appendix V and certain terms used in this announcement are defined in Appendix VI.

2.   THE OFFER

The Offer, the terms and conditions of which will be set out in the Offer Document when issued, will be made on the following basis:

FOR EACH BOC SHARE                                       1460 PENCE IN CASH

The BOC Shares will be acquired by the Offeror fully paid and free from all liens, charges, equities, encumbrances, rights of pre-emption and any other rights of any nature and together with all rights now or hereafter attaching to them, including the right to receive in full all dividends and other distributions, if any, declared, made or paid after the date of this announcement, subject to the following paragraphs.

BOC shareholders will be entitled to retain the second interim dividend of 17 pence per BOC Share declared on 11 May, 1999, expected to be paid on 2 August, 1999 to BOC shareholders on the register on 9 July, 1999.

In addition, Air Liquide and Air Products have also agreed with BOC that, if the Offer Document has not been posted by 16 November, 1999 (the anticipated declaration date for the first interim dividend), the board of BOC may declare a first interim dividend of 15.5 pence per BOC Share payable in February 2000. This reflects BOC's stated intention, in November 1998, to maintain the first interim dividend at this level for the foreseeable future. If, after this announcement, any dividends of an aggregate amount in excess of 15.5 pence per BOC Share are paid or become payable, the Offeror will have the right to reduce the consideration for each BOC Share (including each BOC Share represented by a BOC ADS) by an amount equal to the excess.

The posting of the Offer Document is subject only to the Pre-Conditions set out in Appendix I which relate to the obtaining of certain regulatory approvals. In the event that any of the Pre-Conditions has not been satisfied or waived by the close of business (London time) on 13 March, 2000, the Offer will only be made with the agreement of Air Liquide, Air Products and the Panel.

The Offer will extend to all existing issued BOC Shares and to any BOC Shares which are unconditionally allotted or issued prior to the date on which the Offer closes (or such earlier date as the Offeror may, subject to the City Code, decide) including BOC Shares issued pursuant to the exercise of options under the BOC Share Option Schemes or otherwise.

These materials do not constitute an extension of a tender offer into the United States for ordinary shares or any other securities of BOC. It is intended to extend the Offer, if and when made, into the United States in compliance with the procedural and filing requirements of the Exchange Act and the rules of the SEC thereunder, except to the extent that exemptive relief therefrom is granted by the SEC.

The Offer will be subject to the conditions and further terms set out in Appendix II of this document, the Form of Acceptance and the Offer Document.

3.   LOAN NOTE ALTERNATIVE

The Offeror will be making available a Loan Note Alternative. Further details are set out in Appendix III.

4.   BACKGROUND TO AND REASONS FOR THE OFFER

Over the last year, Air Liquide and Air Products, acting independently, have made a number of separate approaches to BOC, which led to the submission of their respective final proposals in June 1999. The BOC board determined that neither of these separate final proposals could be recommended over the other.

Since neither company could improve their separate proposals, each of Air Liquide and Air Products independently concluded that a higher bid was possible only if made jointly. In addition, they concluded that agreement on the ultimate ownership of BOC's operations would assist in obtaining regulatory clearances in areas where issues may exist.

The need for the industrial gases industry to provide the quality and breadth of technology, products and added-value services that customers require in an international environment is widely recognised. Air Liquide and Air Products see substantial opportunities for growth in the industrial gases industry for those companies capable of anticipating and reacting to key trends, including:

o international customers requiring a consistently high quality supply of products and services around the world

o customers increasing their focus on core activities and outsourcing products and services outside these areas

o the need to provide innovative and comprehensive gas solutions to improve customers' industrial performance

o    environmental pressures driving higher usage of gases

o    opportunities for growth in specific markets

Benefits to Air Liquide
-----------------------

The combination of Air Liquide with BOC's complementary operations represents a significant opportunity to apply Air Liquide's strategy for growth, based on delivering added-value services and solutions, on a broader global stage.

Air Liquide's ownership of BOC operations will enhance its presence in three key geographical regions:

o    in Europe, Air Liquide will own BOC's UK and Irish gases operations

o in key US air separation gases markets, the addition of certain BOC locations will strengthen Air Liquide's market position and enable it to provide comprehensive national coverage

o in Asia, Air Liquide will have the opportunity to reinforce its presence, notably in Japan and in certain high growth areas

In terms of markets and products, Air Liquide and BOC are also complementary:

o BOC's expertise in gases sectors such as specialty gases, helium and the food industry and Air Liquide's focus on added-value services such as total management of customers' gas requirements and energy solutions will be used across the enlarged Air Liquide Group

o Air Liquide will have an enlarged customer base in key high growth gases sectors such as semiconductors, chemicals and metals

In addition to the enhanced growth prospects of the enlarged Air Liquide Group, Air Liquide believes the combination creates an excellent opportunity to deliver significant synergies and cost savings from integrating operations and businesses in many geographical regions.

Air Liquide expects that the combination will enhance revenue growth. The combination is also expected to be accretive to cash flow per share and earnings per share before goodwill amortisation from the first full year following completion of the Offer. It is expected that the impact on earnings per share will be neutral post goodwill amortisation in the second full year following completion of the Offer and accretive thereafter. The foregoing statements should not be interpreted as a profit forecast nor to mean that Air Liquide's future earnings per share will necessarily be greater than its historical published earnings per share.

Benefits to Air Products
------------------------

The combination of Air Products' existing industrial gases operations and selected BOC operations represents a unique opportunity for Air Products. It will increase the company's focus on the world's high growth areas for industrial gases and its size and scale to compete around the world.

Specifically, the combination will:

o enable Air Products to serve global customers on a broader geographical base

o enhance Air Products' ability to serve key electronics and chemical processing customers by moving into new geographical areas

o supplement Air Products' offerings to the metals, medical and foods sectors around the world

o enhance Air Products' positions in the specialty gas and HyCO (hydrogen and carbon monoxide) businesses and build Air Products' presence in the CO2 market, particularly in North America

o    build scale in Asia, a fast growing region for industrial gases

o create a leading company in countries representing over 65 per cent of the world's forecast gases growth over the next ten years

In addition to the enhanced growth prospects of the enlarged Air Products Group, Air Products believes the combination creates an excellent opportunity to deliver significant synergies and cost savings from integrating operations and businesses in many geographical regions.

The directors of Air Products believe that the combination of Air Products' existing industrial gases operations and selected BOC operations will enhance Air Products' cash earnings per share (earnings plus amortisation, transaction fees and costs per share) from the first full year following completion of the Offer. It is also expected that the combination will be accretive to earnings per share post goodwill amortisation at the end of year two. The foregoing statement should not be interpreted as a profit forecast nor to mean that Air Products' future earnings per share will necessarily be greater than its historical published earnings per share.

5.   AGREEMENT BETWEEN AIR LIQUIDE AND AIR PRODUCTS

Air Liquide and Air Products have entered into an agreement regarding the formation of the Offeror and the conduct of the Offer. As part of this agreement, which envisages that Air Liquide and Air Products will each ultimately own approximately half of the gases operations of BOC, Air Liquide and Air Products have agreed that as soon as practicable after completion of the Offer and in a manner consistent with obtaining necessary regulatory approvals:

(a) all the gases operations of BOC in the United Kingdom and Ireland will be owned by Air Liquide. Air Liquide currently has no operations in the United Kingdom or Ireland of any substance;

(b) Air Liquide and Air Products will each own some of the operations of BOC in the United States. This may require certain limited divestitures to third parties;

(c) all operations of BOC in Australia and New Zealand, where Air Liquide currently has substantial operations, will be owned by Air Products;

(d) it is expected that Air Liquide will own substantially all of the BOC operations in Japan and Thailand while Air Products will own significant operations elsewhere in Asia, including the BOC participations in Singapore, Southern China and Malaysia;

(e) all other gases operations of BOC (including those in South Africa), not otherwise divested, will be owned by Air Liquide or Air Products (or operated jointly in certain limited circumstances) on a country by country or region by region basis; and

(f) Air Liquide and Air Products will review the strategic options for BOC's distribution services and vacuum technology divisions.

By preserving, wherever practicable, the integrity of the local operations, including those of the distribution services and vacuum technology divisions, Air Liquide and Air Products wish to maintain employee morale and to preserve customer continuity.

6.   REGULATORY MATTERS

Air Liquide and Air Products are committed to working together with BOC to obtain necessary regulatory approvals. Air Liquide's and Air Products' joint offer has been structured to address regulatory issues and they are confident that this structure will enable the necessary regulatory approvals to be obtained within six months.

Air Liquide and Air Products have given certain assurances to the board of BOC in relation to their approach to obtaining necessary regulatory approvals, including an assurance that they will use all reasonable endeavours to satisfy the Pre-Conditions as soon as practicable. In certain circumstances where a Pre-Condition or a regulatory Condition is invoked or becomes incapable of satisfaction so that the Offer is not made or lapses, Air Liquide and Air Products have agreed to pay BOC a fee of USD100 million in aggregate.

7.   INFORMATION ON AIR LIQUIDE

Air Liquide is the world's largest industrial gases company. Air Liquide operates in 60 countries through 125 subsidiaries and employs over 28,000 people. It combines the resources and expertise of a global group with a strong local presence. Focused on its core industrial gases business, it serves over one million customers world-wide. First listed in 1913, Air Liquide is one of the leading stocks on the Paris stock exchange in terms of size, history and number of individual shareholders.

In the year ended 31 December, 1998, Air Liquide's revenue was derived as follows: 25 per cent. in France, 30 per cent. in the rest of Europe, 29 per cent. in the Americas, 14 per cent. in Asia-Pacific and 2 per cent. in Africa.

Gases and services for industry and healthcare, Air Liquide's main business, represented approximately 80 per cent. of group sales and approximately 90 per cent. of operating income during the year to 31 December, 1998. In gases and services for industry, which represented 67 per cent. of group sales during the same period, Air Liquide aims to meet requirements ranging from those of small businesses to large industrial companies. Air Liquide supplies major industrial sectors such as steel, iron, chemicals, oil refining, glass, energy, electronics and paper pulp. Gases and services for healthcare represented 11 per cent. of total group sales during the year to 31 December, 1998. Air Liquide serves both hospitals and patients at home.

Air Liquide also offers a wide range of welding products and services. This activity represented 11 per cent. of group sales during the year to 31 December, 1998 and ranges from the supply of consumable products to sophisticated welding equipment, including the full range of associated services, such as maintenance and training. Finally, Air Liquide has a range of other businesses which accounted for 11 per cent. of Air Liquide's consolidated sales during the year to 31 December, 1998.

In the year to 31 December, 1998, Air Liquide reported sales of FFr39,932 million (GBP3,995 million), profit before tax and exceptional items of FFr5,425 million (GBP543 million) and earnings per share before exceptional items of FFr41.04 (GBP4.11). Stockholders' equity at 31 December, 1998 was FFr30,461 million (GBP3,047 million).

8.   INFORMATION ON AIR PRODUCTS

Air Products is the fourth largest industrial gases company in the world with reported gas sales of USD2,908 million (GBP1,873 million) in the financial year to 30 September, 1998. This represents approximately two-thirds of Air Products' sales, with the remainder accounted for by complementary businesses in equipment and services and specialty chemicals.

Air Products' industrial gases business serves a wide range of industries including electronics, chemical processing, refining, food and metals. Air Products' industrial gases sales are focused primarily in North America and
Europe: 58 per cent. were in the US and Canada and 37 per cent. were in Europe, with positions established in Asia to support key customer sectors, including a number of joint ventures with local partners. Air Products operates in over 30 countries and employs approximately 17,000 people.

Air Products also has a successful specialty chemicals business focusing on performance chemicals, intermediate chemicals and polymer chemicals. The division supplies a wide variety of customer sectors including adhesives and sealants, furniture, paints and coatings, construction, agriculture, textiles and appliances. Total sales for the division in the financial year to 30 September, 1998 were USD1,539 million (GBP991 million). The remainder of Air Products' sales in the period was made up from sales of gas related equipment and services of USD472 million (GBP304 million).

For the financial year ended 30 September, 1998, Air Products' results comprised consolidated net income before special items of USD489 million (GBP315 million) on sales of USD4,919 million (GBP3,168 million). In its interim results for the six months ended 31 March, 1999, Air Products reported consolidated net income before special items of USD231 million (GBP149 million) on sales of USD2,528 million (GBP1,628 million). As at 31 March, 1999, the Air Products Group had total shareholders' equity of USD2,776 million (GBP1,788 million).

9.   INFORMATION ON THE OFFEROR

The Offeror will be a company incorporated in the UK specifically for the purpose of making the Offer. Air Liquide and Air Products will each own 50 per cent. of the shares of the Offeror and will each nominate half of the board of directors.

10.  INFORMATION ON BOC

BOC is the third largest industrial gases company in the world with GBP2,697 million of industrial gases and related products sales in the financial year to 30 September, 1998, accounting for 81 per cent. of its total sales of continuing operations. The remaining 19 per cent. of such sales was accounted for by its vacuum technology and distribution services divisions.

BOC's industrial gases and related products sales in the financial year to 30 September, 1998 were 31 per cent. in the Americas, 25 per cent. in Europe, 32 per cent. in Asia-Pacific and 12 per cent. in Africa.

For the financial year ended 30 September, 1998, BOC reported earnings before exceptional items of GBP259 million on net sales of GBP3,295 million. In its interim results for the six months ended 31 March, 1999, BOC reported earnings before exceptional items of GBP116 million on net sales of GBP1,416 million. As at 31 March, 1999, the BOC Group had shareholders' capital and reserves of GBP1,992 million.

11.  MANAGEMENT AND EMPLOYEES

Air Liquide and Air Products attach great importance to the skills and experience of the existing management and employees of BOC and will work together with BOC to develop a clear strategy for their future. The existing employment rights, including pension rights, of all existing and past management and employees of BOC will be fully safeguarded in accordance with all applicable law.

Air Liquide and Air Products have given certain assurances to BOC concerning the continuation of employee benefits.

12.  BOC SHARE OPTION SCHEMES

Appropriate proposals, including cash cancellation proposals, will be made to holders of options granted under the BOC Share Option Schemes subject to the Offer becoming or being declared unconditional in all respects.

13.  FINANCING

Air Liquide and Air Products have obtained committed funds to finance the Offer by means of credit agreements with, amongst others, Banque Nationale de Paris and Credit Agricole Indosuez (in the case of Air Liquide) and The Chase Manhattan Bank (in the case of Air Products). Further details of the financing arrangements are contained in Appendix IV.


14.  COMPULSORY ACQUISITION AND APPLICATION FOR DE-LISTING OF BOC SECURITIES

It is the intention of Air Liquide and Air Products, if sufficient acceptances of the Offer are received and/or sufficient BOC Shares are otherwise acquired, to apply the provisions of section 428 to 430F (inclusive) of the Companies Act to acquire compulsorily any outstanding BOC Shares (including BOC Shares represented by BOC ADSs).

It is also intended that, following the Offer becoming or being declared unconditional in all respects, and subject to applicable requirements of the London and New York stock exchanges, the Offeror will procure that BOC will apply to those exchanges for the BOC Securities to be de-listed. De-listing would significantly reduce the liquidity and marketability of any BOC Securities not assented to the Offer. It is anticipated that the cancellation of BOC's listing on the London Stock Exchange will take effect no earlier than

20 business days after the Offer becomes or is declared unconditional in all respects.

15.  GENERAL

Air Liquide and Air Products are committed to making the Offer by posting the Offer Document and related Forms of Acceptance as soon as practicable after the regulatory clearances referred to in Appendix I are received.

The Offer will be subject to the applicable requirements of the London Stock Exchange and the City Code. This announcement does not constitute an extension of the Offer into the United States. However, it is intended to extend the Offer, if and when made, into the United States in compliance with the procedural and filing requirements of the Exchange Act and the rules of the SEC thereunder except to the extent that exemptive relief therefrom is granted by the SEC. As a result, the Offer, if extended into the United States, will also be subject to the US federal securities laws.

The availability of the Offer to persons outside the United Kingdom may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about, and observe, any applicable requirements of the relevant jurisdiction.

Unless the Offeror otherwise determines, the Offer will not be made, directly or indirectly, in or into, or by the use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national, state or other securities exchange of, Australia, Japan or Canada and will not be capable of acceptance by any such use, means, instrumentality or facility within, Australia, Japan or Canada. Accordingly, copies of this announcement are not being, and must not be, mailed, or otherwise forwarded, distributed or sent in, into or from Australia, Japan or Canada and persons receiving this announcement (including custodians, nominees and trustees) must not distribute or send it in, into or from Australia, Japan or Canada.

This announcement does not constitute an offer or an invitation to purchase any securities.

Subject to the following paragraph, none of Air Liquide, any director of Air Liquide nor, so far as Air Liquide is aware, any party acting in concert with Air Liquide, owns, controls, has options to acquire, or holds derivatives referenced to, any BOC Shares. In the interests of confidentiality, Air Liquide has not made any enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with it for the purposes of the Offer.

Except for 80 BOC Shares owned by Air Products and 210 ADRs owned by L. Paul Bremer III, a director of Air Products, none of Air Products, any director of Air Products nor, so far as Air Products is aware, any party acting in concert with Air Products, owns, controls, has options to acquire, or holds derivatives referenced to, any BOC Shares. In the interests of confidentiality, Air Products has not made any enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with it for the purposes of the Offer.

16.  RECOMMENDATION

The directors of BOC, who have been so advised by J.P. Morgan, their financial advisers, consider the terms of the Offer to be fair and reasonable. In providing advice to the board, J.P. Morgan has taken into account the directors' commercial assessments. Accordingly, the directors of BOC unanimously intend to recommend that BOC shareholders accept the Offer, as they intend to do in respect of their own respective beneficial shareholdings.


ENQUIRIES:

AIR LIQUIDE                         AIR PRODUCTS                       BOC
Tel: 13 July, +44 171 831 3113      Tel: 13 July, +44 171 404 5959     Tel: +44 1276 477 222
Thereafter, +33 1 40 62 55 55       Thereafter, +1 610 481 4911        Sir David John
Alain Joly                          Hap Wagner                         Tony Isaac
Jean-Claude Buono                   Mike Hilton                        Chris Marsay
Remi Charachon                      Richard Smith
Olivier Fidel

LAZARD - LONDON                     MORGAN STANLEY                     J.P. MORGAN
Tel: +44 171 588 2721               Tel: +44 171 513 5000              Tel: +44 171 600 2300
Marcus Agius                        Simon Robey                        Nick Draper
Julian Goodwin                      Andrew Bell                        Hamilton Shields
Paul Kelly                          Daniel Bailey                      Patrick Magee

LAZARD - PARIS                      GOLDMAN SACHS
Tel: +33 1 44 13 01 11              Tel: +44 171 774 1000
David Dautresme                     Richard Sapp
Erik Maris                          Richard Campbell-Breeden
                                    Tel: +1 212 902 1000
                                    John Vaske

FINANCIAL DYNAMICS                  BRUNSWICK                          THE MAITLAND
Tel: +44 171 831 3113               Tel: +44 171 404 5959              CONSULTANCY
Charles Watson                      Susan Gilchrist                    Tel: +44 171 379 5151
David Yates                         Ben Brewerton                      Angus Maitland

PUBLICIS
Tel: +33 1 44 43 71 00
Jean-Yves Naouri
Seth Goldschlager


Lazard Brothers, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Air Liquide in connection with the Offer and for no one else and will not be responsible to anyone other than Air Liquide for providing the protections afforded to customers of Lazard Brothers or for providing advice in relation to the Offer.

Morgan Stanley and Goldman Sachs, which are regulated in the UK by The Securities and Futures Authority Limited, are acting for Air Products in connection with the Offer and for no one else and will not be responsible to anyone other than Air Products for providing the protections afforded to customers of Morgan Stanley and Goldman Sachs or for providing advice in relation to the Offer.

J.P. Morgan, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for BOC in connection with the Offer and for no one else and will not be responsible to anyone other than BOC for providing the protections afforded to customers of J.P. Morgan or for providing advice in relation to the Offer.

Unless the Offeror otherwise determines, the Offer will not be made, directly or indirectly, in or into Australia, Japan or Canada. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise distributed or sent in, into or from Australia, Japan or Canada.

If the Offer is extended into the United States, the Loan Note Alternative will not be made available in the United States.

Certain statements in these materials are 'forward looking statements' within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties and are based on current expectations regarding important risk factors. Statements contained herein regarding the consummation and benefits of the proposed transaction, as well as expectations with respect to future sales, earnings or cash flows, ability to sustain margins, value obtained related to the divestiture of assets or businesses, and realisation of financial and operating synergies and efficiencies, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the control of Air Liquide and Air Products, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that might cause forward looking statements to differ materially from actual results include, among other things, requirements imposed by regulatory authorities to permit the transaction to be consummated, unanticipated tax and other costs in separating the ownership of BOC's businesses and assets, ability to amortise goodwill over 40 years, overall economic and business conditions, demand for the goods and services of Air Liquide, Air Products, BOC or their respective affiliates, competitive factors in the industries in which each of them competes, changes in government regulation, downsizing, or termination, the timing, impact, and other uncertainties of future acquisitions or combinations within relevant industries, fluctuations in interest rates and foreign currencies and the price at which Air Liquide and Air Products would issue additional equity, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which Air Liquide, Air Products, BOC and their respective affiliates operate.

                                   APPENDIX I
                           PRE-CONDITIONS OF THE OFFER

The making of the Offer, by the posting of the Offer Document and related Forms of Acceptance, will take place once the following Pre-Conditions are satisfied or waived:

(a) (i) to the extent that the Offer or any matters arising therefrom falls within the scope of the Council Regulation (EEC) 4064/89 (the 'Merger Regulation'), the European Commission having issued a decision under
         Article 6(1)(b) of the Merger Regulation (or being deemed to have done so under Article 10(6) of the Merger Regulation) declaring the Offer and any matters arising therefrom compatible with the common market without requiring any amendments, assurances, conditions or undertakings of Air Liquide and Air Products or either of them that are not reasonably satisfactory to both Air Liquide and Air Products and, in the event that a request under Article 9(2) of the Merger Regulation has been made by a Member State, the European Commission not having decided to refer any aspect of the Offer or any matter arising therefrom to a competent authority of a Member State in accordance with
         Article 9(1) of the Merger Regulation; or

    (ii)(aa) if the European Commission issues a decision under
             Article 6(1)(c) of the Merger Regulation to open a Phase II investigation, the European Commission subsequently having issued a decision under Article 8(2) of the Merger Regulation (or being deemed to have done so under Article 10(6) of the Merger Regulation) declaring the Offer and any matters arising therefrom compatible with the common market without requiring any amendments, assurances, conditions or undertakings of Air Liquide and Air Products or either of them that are not reasonably satisfactory to both Air Liquide and Air Products; and/or

        (bb) if the European Commission makes a reference under Article 9(1) of the Merger Regulation to a competent authority of a Member State (including a deemed decision to make a reference under Article 9(5)), receipt in a form reasonably satisfactory to both Air Liquide and Air Products of confirmation from such competent authority that the Offer and any matters arising therefrom may proceed without requiring any amendments, assurances, conditions or undertakings of Air Liquide and Air Products or either of them that are not reasonably satisfactory to both Air Liquide and Air Products; and

(b) to the extent that the Offer or any matters arising therefrom is/are a qualifying merger under the Fair Trading Act 1973, the Office of Fair Trading having indicated in terms reasonably satisfactory to both Air Liquide and Air Products that it is not the intention of the Secretary of State for Trade and Industry to refer the Offer or any matter arising therefrom to the Competition Commission, or the statutory period for any such referral expiring without such reference or such referral having been made and the Secretary of State for Trade and Industry having announced that the Offer and any matters arising therefrom can proceed on terms reasonably satisfactory to both Air Liquide and Air Products; and

(c) all necessary filings having been made, all applicable waiting and other time periods (including extensions thereof) having expired, lapsed or been terminated and all statutory and regulatory obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) of the United States and the regulations made thereunder, having been complied with in connection with the Offer and any matters arising therefrom; and

(d) (i) the Commissioner of Competition (the 'Commissioner') appointed under the Competition Act (Canada) issuing an advance ruling certificate pursuant to section 102 of the Competition Act (Canada) to the effect that he is satisfied that he would not have sufficient grounds on which to apply to the Competition Tribunal of Canada for an order under section 92 of the Competition Act (Canada) with respect to the Offer or any matter arising therefrom or (ii) the applicable waiting period under section 123 of the Competition Act (Canada) expiring and Air Liquide and Air Products being advised in writing by the Commissioner that the Commissioner has determined not to make an application for an order under section 92 of the Competition Act (Canada) in respect of the Offer or any matter arising therefrom and any terms or conditions attached to any such advice being reasonably satisfactory to both
    Air Liquide and Air Products.

Air Liquide and Air Products reserve the right to waive in whole or in part all or any of the Pre-Conditions.

Unless Air Liquide, Air Products and the Panel otherwise agree, in the event that any of the Pre-Conditions have not been satisfied or waived by close of business (London time) on 13 March, 2000, the Offer will not be made.

                                   APPENDIX II
                    CONDITIONS AND FURTHER TERMS OF THE OFFER

The Offer, which will be made by Lazard Brothers, Morgan Stanley and Goldman Sachs on behalf of the Offeror, will comply with the applicable rules and regulations of the London Stock Exchange and the City Code. The Offer will be governed by English law and will be subject to the jurisdiction of the courts of England and to the terms and conditions set out in the Offer Document and related Forms of Acceptance. This announcement does not constitute an extension of the Offer into the United States. However, it is intended to extend the Offer, if and when made, into the United States in compliance with the procedural and filing requirements of the Exchange Act and the rules of the SEC thereunder except to the extent that exemptive relief therefrom has been granted by the SEC. As a result, the Offer, if extended into the United States, will also be subject to the US federal securities laws.

1.   CONDITIONS OF THE OFFER

The Offer will be subject to the following conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by not later than 3:00pm (London time) on the first closing date of the Offer (or such later time(s) and/or date(s) as the Offeror may, with the consent of the Panel or in accordance with the City Code, decide) in respect of not less than 90 per cent. (or such lesser percentage as the Offeror may decide) in nominal value of the BOC Shares to which the Offer relates, provided that this Condition 1(a) will not be satisfied unless the Offeror and/or any of its subsidiaries shall have acquired or agreed (unconditionally or subject only to conditions which will be fulfilled upon the Offer becoming or being declared unconditional in all respects) to acquire (pursuant to the Offer or otherwise) BOC Shares carrying in aggregate more than 50 per cent. of the voting rights then exercisable at a general meeting of BOC. For the purposes of this Condition 1(a): (i) BOC Shares which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon being entered in the register of members of BOC; (ii) the expression 'BOC Shares to which the Offer relates' shall be construed in accordance with sections 428 to 430F of the Companies Act; and (iii) valid acceptances shall be treated as having been received in respect of any BOC Shares which the Offeror shall, pursuant to section 429(8) of the Companies Act, be treated as having acquired or contracted to acquire by virtue of acceptances of the Offer;

(b) in the event that Pre-Condition (a) to the Offer is waived,

    (i) to the extent that the Offer or any matter arising therefrom falls within the scope of the Merger Regulation, the European Commission having issued a decision under Article 6(1)(b) or
         Article 8(2) of the Merger Regulation (or being deemed to have done so under Article 10(6) of the Merger Regulation) declaring the Offer and any matter arising therefrom compatible with the common market without requiring any amendments, assurances, conditions or undertakings of Air Liquide and Air Products or either of them that are not reasonably satisfactory to both Air Liquide and Air Products and, in the event that a request under Article 9(2) of the Merger Regulation has been made by a Member State, the European Commission not having decided to refer any aspect of the Offer or any matters arising therefrom to a competent authority of a Member State in accordance with Article 9(1) of the Merger Regulation; or

    (ii) (aa)  if the European Commission issues a decision under
               Article 6(1)(c) of the Merger Regulation to open a Phase II investigation, the European Commission subsequently having issued a decision under Article 8(2) of the Merger Regulation (or being deemed to have done so under Article 10(6) of the Merger Regulation) declaring the Offer and any matters arising therefrom compatible with the common market without requiring any amendments, assurances, conditions or undertakings of Air Liquide and Air Products or either of them that are not reasonably satisfactory to both Air Liquide and Air Products;
               and/or

         (bb)  if the European Commission makes a reference under
               Article 9(1) of the Merger Regulation to a competent authority of a Member State (including a deemed decision to make a reference under Article 9(5)), receipt in a form reasonably satisfactory to both Air Liquide and Air Products of confirmation from such competent authority that the Offer and any matters arising therefrom may proceed without requiring any amendments, assurances, conditions or undertakings of Air Liquide and Air Products or either of them that are not reasonably satisfactory to both
               Air Liquide and Air Products;

(c) in the event that Pre-Condition (b) to the Offer is waived, to the extent that the Offer or any matters arising therefrom is/are a qualifying merger under the Fair Trading Act 1973, the Office of Fair Trading having indicated in terms satisfactory to both Air Liquide and Air Products that it is not the intention of the Secretary of State for Trade and Industry to refer the Offer or any matter arising therefrom to the Competition Commission, or the statutory period for any such referral expiring without such reference or such referral having been made and the Secretary of State for Trade and Industry having announced that the Offer and any matters arising therefrom can proceed on terms reasonably satisfactory to both Air Liquide and Air Products;

(d) in the event that Pre-Condition (c) to the Offer is waived, all necessary filings having been made, all applicable waiting and other time periods (including extensions thereof) having expired, lapsed or been terminated and all statutory and regulatory obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) of the United States and the regulations made thereunder, having been complied with in connection with the Offer and any matters arising therefrom;

(e) in the event that Pre-Condition (d) to the Offer is waived, (i) the Commissioner appointed under the Competition Act (Canada) issuing an advance ruling certificate pursuant to section 102 of the Competition Act (Canada) to the effect that he is satisfied that he would not have sufficient grounds on which to apply to the Competition Tribunal of Canada for an order under section 92 of the Competition Act (Canada) with respect to the Offer or any matter arising therefrom or (ii) the applicable waiting period under section 123 of the Competition Act (Canada) expiring and Air Liquide and Air Products being advised in writing by the Commissioner that the Commissioner has determined not to make an application for an order under section 92 of the Competition Act (Canada) in respect of the Offer or any matter arising therefrom and any terms or conditions attached to any such advice being reasonably satisfactory to both Air Liquide and Air Products;

(f) the Offer having been approved or deemed to be approved or exempted pursuant to the Investment Canada Act;

(g) in respect of the Offer or any matter arising therefrom, (i) the Treasurer of Australia under the Foreign Acquisitions and Takeovers Act 1976 as amended, (ii) the Australian Competition and Consumer Commission under the Trade Practices Act 1972 as amended, (iii) the Minister of Finance/Overseas Investment Commission under the New Zealand

     Overseas Investment Regulations 1995 and (iv) the Commerce Commission under the New Zealand Commerce Act 1986 having each issued any approval, consent, authorisation or notification of non-objection as may be required in terms reasonably satisfactory to both Air Liquide and Air Products;


(h) to the extent material in the context of the Offer, all necessary notifications and filings having been made, all necessary waiting and other time periods (including extensions thereof) under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated and all statutory or regulatory obligations in any relevant jurisdiction having been complied with, in each case in connection with the Offer or proposed acquisition of any shares or other securities (or the equivalent) in BOC, or control (directly or indirectly) of any member of the Wider BOC Group by the Offeror and all authorisations, orders, grants, recognitions, confirmations, consents, clearances, certificates, permissions or approvals ('Authorisations') necessary or reasonably required in any jurisdiction for or in respect of the Offer and the acquisition or the proposed acquisition of any shares or other securities in BOC or control (directly or indirectly) of any member of the Wider BOC Group by the Offeror having been obtained in terms and in a form reasonably satisfactory to both Air Liquide and Air Products from all relevant Third Parties and all such Authorisations necessary or reasonably required to carry on the business of any member of the Wider BOC Group in any jurisdiction having been obtained in a form reasonably satisfactory to both Air Liquide and Air Products from all appropriate Third Parties (as defined in Condition 1(i)) and from any persons, or bodies with whom any member of the Wider BOC Group has entered into contractual arrangements and all such Authorisations remaining in full force and effect at the time at which the Offer becomes otherwise unconditional in all respects and there being no notice or firm indication of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

(i) no government, government department or governmental, quasi-governmental, supranational, statutory, regulatory, administrative or investigative body, authority (excluding any anti-trust, competition or merger control authorities or similar authorities), trade agency, court, professional association, institution, environmental body or any other similar body or person in any jurisdiction (each a 'Third Party') having notified a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or having required any action to be taken or having enacted or made any statute, regulation, decision or order or taken any measures or other steps and there not continuing to be outstanding any statute, regulation, decision or order which would or could reasonably be expected to:

      (i) make the Offer or the acquisition by the Offeror of any or all BOC Shares or other securities (or the equivalent) in or control of BOC void, unenforceable, illegal or prohibited in or under the laws of any relevant jurisdiction or otherwise to a material extent restrict, prohibit, delay or otherwise interfere with the implementation of, or impose material additional conditions or obligations with respect to, or require material amendment of, the Offer or the acquisition by the Offeror of any or all BOC Shares or control of BOC;

     (ii) require the divestiture by any member of the Wider Air Products Group, the Wider Air Liquide Group or the Wider BOC Group of all or any material part of their respective businesses, assets or properties or impose any material limitation on their ability to conduct their respective businesses or to own any of their respective assets or properties;

     (iii) impose any material limitation on, or result in a material delay in, the ability of the Offeror to acquire or hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in BOC or on the ability of the Offeror (directly or indirectly) to hold or exercise effectively any rights of ownership of shares or other securities in or to exercise management control over any member of the Wider BOC Group;

     (iv) require any member of the Wider Air Products Group, the Wider Air Liquide Group or the Wider BOC Group to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the Wider BOC Group owned by any third party or to sell or offer to sell any shares or other securities (or the equivalent in, or any asset of any member of the Wider BOC Group (in each case other than in the implementation of the Offer or any matter arising therefrom));

     (v) require a divestiture by any member of the Wider Air Products Group or the Wider Air Liquide Group of any shares or other securities (or the equivalent) in BOC as a consequence of the Offer;

     (vi) otherwise affect the assets or profits of the Wider BOC Group in a manner which is adverse to and material in the context of the Wider BOC Group taken as a whole;

     and all applicable waiting and other time periods during which any such Third Party could decide to take, institute or threaten any such action, proceeding, suit, investigation, enquiry or reference or otherwise intervene under the laws or regulations of any jurisdiction in respect of the Offer having expired, lapsed or been terminated;

(j) (save as a consequence of any divestitures by Air Liquide or Air Products (whether to a third party or each other) of any business, assets, properties or members of the Wider BOC Group) there being no provision of any arrangement, agreement, licence, permit, lease or other instrument to which any member of the Wider BOC Group is a party or by or to which any such member or any of their respective assets is or may be bound or be subject which, as a consequence of the Offer or any matter arising directly therefrom or because of a change in the control or management of any member of the Wider BOC Group would or might reasonably be expected to result in, to an extent which is material in the context of the Wider BOC Group taken as a whole:

     (i) any monies borrowed by, or any other indebtedness or grant available to or received by, any member of the Wider BOC Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity;

     (ii) the rights, liabilities, obligations, interests or business of any member of the Wider BOC Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider BOC Group in or with any other firm or company or body or person (or any agreement or arrangements relating to any such business or interests) being, or becoming capable of being, terminated or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

     (iii) any assets or interests of any member of the Wider BOC Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged or ceasing to be available to any member of the Wider BOC Group;

     (iv) the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider BOC Group or any such security interest becoming enforceable or being enforced;

     (v) the financial or trading position of any member of the Wider BOC Group being prejudiced or adversely affected; or

     (vi) the creation of any liability (actual or contingent) by any member of the Wider BOC Group;

(k)  no member of the Wider BOC Group having since 30 September 1998:

     (i) issued or agreed to issue or authorised or proposed the issue of additional shares or securities of any class, or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities (save as between BOC and wholly-owned subsidiaries of BOC in the ordinary course and save for the issue of BOC Securities on the exercise of options granted before the date of this announcement) except (in the case of members of the Wider BOC Group other than BOC) to the extent the same is not material in the context of the Offer;

     (ii) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution other than to BOC or one of its wholly-owned subsidiaries excluding any bonus, dividend or distribution recommended, declared, paid or made or proposed to be recommended, declared, paid or made by a member of the Wider BOC Group other than BOC which is not material in the context of the Wider BOC Group taken as a whole or any dividend or distribution to be recommended, declared, paid or made by BOC which is specifically referred to in this press announcement;

    (iii) merged with or demerged or acquired any body corporate, partnership or business or, other than in the ordinary course of business and on arms' length terms, acquired or disposed of, transferred, mortgaged or charged or created any security interest over, any assets or any right, title or interest in any asset (including shares and trade investments) in each case to an extent which is material in the context of the Wider BOC Group taken as a whole;

    (iv) made, committed to make, authorised, proposed or announced an intention to propose any change in its share or loan capital except (in the case of members of the Wider BOC Group other than BOC) to the extent the same is not material in the context of the Offer;

    (v) issued, authorised or proposed the issue or authorisation of any debentures or (save as between BOC and its wholly-owned subsidiaries or in the ordinary course of business) incurred or increased any indebtedness or contingent liability to an extent which is material in the context of the Wider BOC Group taken as a whole;

    (vi) entered into or varied any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is long term (other than in the ordinary course of business) or of an unusual nature or magnitude, or which involves an obligation of a nature or magnitude which is, in any such case, material in the context of the Wider BOC Group taken as a whole or which is materially and adversely restrictive on the business of the Wider BOC Group;

    (vii) entered into or varied or made any offer to enter into or vary the terms of any agreement, contract, commitment or arrangement with any director of BOC;

    (viii) implemented, effected or authorised, or proposed or announced its intention to implement, effect, authorise or propose any reconstruction, amalgamation, commitment, scheme or other transaction or arrangement except (in the case of members of the Wider BOC Group other than BOC) to an extent which is not material in the context of the Wider BOC Group taken as a whole;

    (ix) purchased, redeemed or repaid or proposed the purchase, redemption or repayment of any of its own shares or other securities (or the equivalent) or reduced or made any other change to any part of its share capital except (in the case of members of the Wider BOC Group other than BOC) to an extent which is not material in the context of the Wider BOC Group taken as a whole;

    (x) waived, compromised or settled any claim in a manner which is material and adverse in the context of the Wider BOC Group taken as a whole;

    (xi) (in the case of BOC only) made any material alteration to its memorandum or articles of association;

    (xii) taken or proposed any corporate action or had any legal proceedings instituted or threatened against it for its winding-up

           (voluntary or otherwise), dissolution, reorganisation or for the appointment of any administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction except (in the case of members of the Wider BOC Group other than BOC) to an extent which is not material in the context of the Wider BOC Group taken as a whole;

    (xiii) been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business except (in the case of members of the Wider BOC Group other than BOC) to an extent which is not material in the context of the Wider BOC Group taken as a whole; or

    (xiv) entered into any contract, commitment, agreement or arrangement or passed any resolution with respect to any of the transactions, matters or events referred to in this paragraph;

(l)  since 30 September 1998:


     (i) there having been no material adverse change in the assets, financial or trading position or profits of the Wider BOC Group taken as a whole other than as a consequence of the Offer or the arrangements between Air Liquide and Air Products relating to the ultimate ownership of the assets of BOC;

    (ii) no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against any member of the Wider
           BOC Group or to which any member of the Wider BOC Group is or may become a party (whether as plaintiff or defendant or otherwise) and no enquiry or investigation by or complaint or reference to any Third Party against or in respect of any member of the Wider
           BOC Group having been threatened, announced or instituted or remaining outstanding, against or in respect of any member of the Wider BOC Group which, in any such case, is likely adversely to affect such member of the Wider BOC Group to an extent which is material in the context of the Wider BOC Group taken as a whole; and

    (iii) other than as a consequence of the Offer or the arrangements between Air Liquide and Air Products relating to the ultimate ownership of the assets of BOC, no contingent or other liability having arisen which could reasonably be expected adversely to affect the assets, financial or trading position or profits of BOC to an extent which is material in the context of the Wider BOC Group taken as a whole;

(m) neither Air Liquide nor Air Products having discovered:

    (i) that any financial, business or other information concerning BOC or the Wider BOC Group publicly disclosed or disclosed to Air Liquide and Air Products at any time in 1999 by or on behalf of BOC is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading in each case to an extent which is material in the context of the Wider BOC Group taken as a whole;

    (ii) that any member of the Wider BOC Group or any partnership, company or other entity in which any member of the Wider BOC Group has a significant economic interest and which is not a subsidiary undertaking of BOC is subject to any liability, contingent or otherwise, which is not disclosed in the Annual Report and Accounts of BOC or the interim results of BOC for the 6 months ended 31 March, 1999, and which is material in the context of the Wider BOC Group taken as a whole; or

     (iii) any information which renders untrue or misleading in the context of the Offer any information disclosed to Air Liquide and Air Products by or on behalf of BOC in each case to an extent which is material in the context of the Wider BOC Group taken as a whole; and

(n)  neither Air Liquide nor Air Products having discovered:

     (i) that any past or present member of the Wider BOC Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance which would impair the environment or harm human health, or otherwise relating to environmental matters, which non-compliance could reasonably be expected to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider BOC Group in each case to an extent which is material in the context of the Wider BOC Group taken as a whole; or

     (ii)  that:

           (a) there has been a disposal, spillage or leak of waste or hazardous substance or any substance which would impair the environment or harm human health on; or

           (b) there has been an emission or discharge of any waste or hazardous substance or any substance which would impair the environment or harm human health from,

           any land or other asset now or previously owned, occupied or made use of by any past or present member of the Wider BOC Group which could reasonably be expected to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider BOC Group to an extent which is material in the context of the Wider BOC Group in each case taken as a whole;

     (iii) that there is any material liability (whether actual or contingent) or requirement to improve or install new plant or equipment or make good, repair, re-instate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider BOC Group or in which any such member may have or previously have had or be deemed to have or have had an interest under any environmental legislation, regulation, notice, circular or order of any Third Party in each case which is material in the context of the Wider BOC Group taken as a whole;

     (iv) that a person, persons or class or classes of person could reasonably be expected to have any claim or claims in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out by any past or present member of the Wider BOC Group which claim or claims would materially and adversely affect the Wider BOC Group taken as a whole.

The Offeror shall not invoke any of the Conditions (b) to (n) (inclusive) in relation to any circumstances which would otherwise give rise to a right to invoke such Condition where there has been fair disclosure of such circumstances to Air Liquide and Air Products pursuant to a due diligence presentation and questions arising therefrom given by BOC to Air Liquide and Air Products on 10 July, 1999 and, in relation to employment and pensions matters, where such matters have been fairly disclosed to Air Products and Air Liquide (or their advisers) in the period 10 July, 1999 to 12 July, 1999 (inclusive).

In addition, the Offeror shall not invoke any of Conditions 1(j) to (n) inclusive in relation to matters or circumstances which would otherwise give rise to a right to invoke any such Condition where the relevant matters or circumstances have been fairly disclosed in the Annual Report and Accounts of BOC or the interim results of BOC for the 6 months ended 31 March 1999 or any public announcement issued by BOC on or prior to 12 July 1999.

The Offeror reserves the right to waive in whole or part all or any of Conditions 1(b) to 1(n) inclusive. The Offeror reserves the right, subject to the consent of the Panel, to extend the time allowed under the City Code for satisfaction of Condition 1(a) until such time as Conditions 1(b) to 1(n) have been satisfied, fulfilled or, to the extent permitted, waived.

The Offeror shall be under no obligation to waive, to determine to be or treat as fulfilled any of Conditions 1(b) to 1(n) inclusive by a date earlier than the latest date for the fulfilment thereof notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

If the Offeror is required by the Panel to make an offer for any BOC Shares under the provisions of Rule 9 of the City Code, the Offeror may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.

The Offer will lapse unless Conditions 1(b) to 1(n) are fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by the Offeror in its reasonable opinion to be or to remain satisfied, by no later than 21 days after the later of the first closing date of the Offer and the date on which the Offer becomes or is declared unconditional as to acceptances, or such later date as the Offeror may, with the consent of the Panel, decide.

If the Offer is extended into the United States, the Offeror will amend the Conditions at the time the Offer Document is posted to the effect that Condition 1(a) may only be treated as satisfied at a time when all of the other Conditions have been either satisfied, fulfilled or, to the extent permitted, waived and make such consequential amendments as may be required to reflect the same.

The Offeror reserves the right to amend the Conditions at the time the Offer is made to delete references to the Pre-Conditions in Conditions (b) to (e).

In the event that Pre-Condition (a) to the Offer is waived, the Offer will lapse if the European Commission either initiates proceedings under Article 6(1)(c) of the Merger Regulation or makes a referral to a competent authority of the United Kingdom under Article 9(1) of the Merger Regulation and there is a subsequent reference to the Competition Commission, before in each case the later of the first closing date of the Offer and the time and date at which the Offer becomes or is declared unconditional as to acceptances. In the event that Pre-Condition
(b) to the Offer is waived, the Offer will also lapse if the Offer is referred to the Competition Commission before the later of the first closing date and the time and date at which the Offer becomes or is declared unconditional as to acceptances. If the Offer so lapses, the Offer will cease to be capable of further acceptance and accepting BOC Shareholders and the Offeror will cease to be bound by acceptances submitted before the time when the Offer lapses.

If the Offer is extended into the United States, the first closing date shall be the day following the 20th US business day from the date of posting the Offer Document.

2.   FURTHER TERMS OF THE OFFER

Unless the Offeror determines otherwise, the Offer will not be made, directly or indirectly, in or into, or by use of the mails or by any means or instrumentality of interstate or foreign commerce of, or by any facilities of a national, state or other securities exchange of Australia, Japan or Canada and the Offer will not be capable of being accepted by any such use, means or instrumentality or otherwise from or within Australia, Japan or Canada. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise distributed or sent in or into or from Australia, Japan or Canada.

In addition, this announcement does not constitute an extension of the offer into the United States. It is intended to extend the Offer, if and when made, into the United States in compliance with the procedural and filing requirements of the Exchange Act and the rules of the SEC thereunder except to the extent that exemptive relief therefrom is granted by the SEC. Because it is intended to extend the Offer into the United States, it is expected that holders of BOC Securities will be accorded the right to withdraw tendered securities until the Offer becomes wholly unconditional.

The BOC Shares will be acquired by the Offeror fully paid and free from all liens, charges, equities, encumbrances, rights of pre-emption and any other rights of any nature and together with all rights now or hereafter attaching to them, including the right to receive in full all dividends and other distributions, if any, declared, made or paid after the date of this announcement save as set out in this announcement.

                                  APPENDIX III
                              LOAN NOTE ALTERNATIVE

Accepting shareholders will be entitled to elect to receive Loan Notes instead of some of the cash consideration which would otherwise be receivable under the Offer (the 'Loan Note Alternative') on the basis

FOR EVERY GBP1 OF CASH CONSIDERATION                GBP1 NOMINAL OF LOAN NOTES
UNDER THE OFFER

The principal terms of the Loan Notes will be as set out below.

Issuer:                  The Offeror.

Governing Law:           English law.

Form and Status:         GBP1 nominal value.  The Offeror's obligations under
                         the Loan Note will be guaranteed by a UK clearing bank or in such other manner as may be agreed with BOC.

Maturity date:           31 December 2003 (the 'Maturity Date').

Interest rate:           Will be LIBOR less a percentage to be agreed with BOC.

Interest payment         Interest payable in arrears on 30 June and
dates:                   31 December in each year except that the first
                         interest payment date will be determined in accordance with the closing date of the Offer.

Repayment and            Redeemable at the holder's option at par on
redemption:              31 December 2000 and on each interest payment date
                         thereafter. Any Loan Notes not previously redeemed will be repaid at par (together with accrued interest) on the Maturity Date.

                         Redeemable by the Offeror at par on any interest payment date prior to the Maturity Date if the aggregate value of Loan Notes in issue is less than a threshold to be agreed with BOC.

                         On a redemption on the Maturity Date the Offeror will have the right to pay each Noteholder an amount in US dollars equal to the amount in US dollars that the sterling amount equal to the principal amount of the Loan Notes to be redeemed could have purchased on the date being 28 days before the Maturity Date, provided that such amount shall be no less or more than 99.5 per cent. or 100.5 per cent. of the amount in US dollars that the sterling principal amount of the Loan Notes to be redeemed could have purchased on the Maturity Date.

                         Redeemable by the Offeror at par on any interest payment date if interest payable under the Loan Notes falls to be treated as a distribution or otherwise non-deductible for tax purposes.

Events of default:       Noteholders shall be entitled to require redemption
                         of Loan Notes on events of default specified in the instrument constituting the Loan Notes and which are to be specified in the Offer Document.

Substitution or          The Offeror will be entitled, without the consent of
Exchange:                Noteholders, to substitute on one or more  occasions,
                         any subsidiary of the Offeror and/or any member of the Air Liquide Group and/or any member of the Air Products
                         Group as the principal debtor under the Loan Notes
                         (or any part thereof) or to require such holders to exchange their Loan Notes (or any part thereof) for Loan Notes issued on the same terms by any subsidiary of the Offeror and/or any member of the Air Liquide Group and/or any member of the Air
                         Products Group. The obligations of any such substituted or new issuer will be suitably guaranteed.

Registration:            The Loan Notes will be registered and transferable
                         in minimum amounts of GBP5,000 or the entire value of the noteholding.

Listing:                 The Loan Notes will not be listed.

                                   APPENDIX IV
                             FINANCING ARRANGEMENTS


FINANCING FOR AIR LIQUIDE

Air Liquide is to finance its share of the consideration for the Offer by means of a credit agreement made between itself (as original borrower and guarantor), Banque Nationale de Paris and Credit Agricole Indosuez (as lead arrangers), the financial institutions named in the credit agreement (as lenders) and Credit Agricole Indosuez (as agent). The credit agreement provides for (i) a 364 day sterling denominated revolving credit facility (with 6 month 'term out' option) in a maximum principal aggregate amount of GBP1,300,000,000 to be used for general working capital purposes and to provide short term bridge funding for Air Liquide; (ii) a 3 year sterling denominated revolving credit facility in a maximum principal amount of GBP1,500,000,000; and (iii) a 5 year sterling denominated revolving credit facility in a maximum principal amount of GBP1,500,000,000 (ii) and (iii) of which are to be used to finance, among other things, an element of the cash consideration payable pursuant to the Offer, to finance the payment of certain related costs and fees and to refinance certain debt.

FINANCING FOR AIR PRODUCTS

Air Products will finance its share of the consideration for the Offer by means of a credit agreement among itself as the initial borrower, the additional borrowers parties thereto, the lenders parties thereto, Chase Securities Inc. as lead arranger and The Chase Manhattan Bank as administrative agent. The credit agreement provides to Air Products and certain additional borrowers a revolving credit facility in the maximum commitment amount of GBP3,950,000,000 to be used to finance the Offer (including capitalisation of the Offeror by means of debt and/or equity and cash collateralisation of the Loan Notes), to refinance existing indebtedness, to pay fees and expenses in connection with the Offer and the financing thereof, to support commercial paper issued by Air Products, and to provide for the working capital and general corporate needs of Air Products and its subsidiaries.

The financing under the credit agreement is divided into two facilities, (a) a GBP3,450,000,000 facility with a 364 day revolving commitment, "subject to a one year 'Term Out' option in certain circumstances and (b) a GBP500,000,000 facility with a 5 year revolving commitment, payable on the fifth anniversary of the effective date of the credit agreement.

                                   APPENDIX V
                                BASES AND SOURCES

GENERAL

Save as otherwise set out in this announcement, the following constitute the bases and sources of financial information and calculations referred to in this announcement:

FINANCIAL INFORMATION

Unless otherwise stated: (i) financial information relating to Air Liquide has been extracted from its Annual Report and Accounts for the year ended
31 December, 1998; (ii) financial information relating to Air Products has been extracted from its Annual Report on Form 10-K for the fiscal year ended
30 September, 1998 and its Quarterly Report on Form 10-Q for the quarterly period ended 31 March, 1999; and (iii) financial information relating to BOC has been extracted from the Annual Report and Accounts of BOC and the interim statement of BOC for the six months ended 31 March, 1999.

VALUE OF THE OFFER

The Offer values the entire issued ordinary share capital of BOC at approximately GBP7.2 billion based on the Offer price for each BOC Share of 1460 pence and approximately 491 million BOC Shares being in issue on 12 July (the last practicable date prior to the date of this announcement).

SHARE PRICE OF BOC SHARES

The price of BOC Shares at the close of business on a particular date is derived from the Official List.

EXCHANGE RATES

All exchange rates are as at 9 July, 1999. The exchange rates used, as sourced from the Financial Times dated 12 July, 1999, are GBP1:FFr9.9963 and GBP1:USD1.5528.

FORECAST GASES GROWTH

The statement under the heading 'Benefits to Air Products' that the combination of Air Products' existing industrial gases operations and selected BOC operations will create a leading company in countries representing over 65 per cent. of the world's forecast gases growth over the next ten years is derived from Air Products' own internal econometric model for projecting industrial gas consumption on a country by country basis.

                                   APPENDIX VI
                                   DEFINITIONS

The following definitions apply throughout this document unless the context otherwise requires:

'Air Liquide'                      L'Air Liquide S.A.

'Air Liquide Group'                Air Liquide and its subsidiary undertakings
                                   and, where the context permits, each of them

'Air Products'                     Air Products and Chemicals, Inc.

'Air Products Group'               Air Products and its subsidiary undertakings
                                   and, where the context permits, each of them

'Annual Report and                 the annual report and audited accounts of
Accounts of BOC'                   BOC for the year ended 30 September, 1998

'Australia'                        the Commonwealth of Australia, its
                                   territories and possessions

'BOC'                              The BOC Group plc

'BOC ADRs'                         American Depositary Receipts evidencing
                                   interests in BOC ADSs

'BOC ADSs'                         American Depositary Shares of BOC, each
                                   representing 2 BOC Shares

'BOC Group'                        BOC and its subsidiary undertakings and,
                                   where the context permits, each of them

'BOC Securities'                   BOC Shares and BOC ADRs

'BOC Share Option                  all executive and employee-wide share option
Schemes'                           and other incentive schemes established
                                   by BOC under which any employee and/or
                                   director has unexercised options or
                                   other rights in respect of BOC Shares

'BOC Shares'                       the existing unconditionally allotted or
                                   issued and fully paid ordinary shares of 25p each in the capital of BOC and any further shares which are unconditionally allotted or issued prior to the date on which the Offer closes (or such earlier date or dates, not being earlier, unless the Panel so permits, than the date on which the Offer becomes unconditional as to acceptances or, if later, the first closing date of the Offer, as the Offeror may decide)

'Canada' Canada, its provinces and territories and all areas subject to its jurisdictions and any political sub-divisions thereof

'cash flow per share'              net income before capital gains plus
                                   minorities, deferred tax, depreciation
                                   and amortisation on a per share basis

'City Code'                        The City Code on Takeovers and Mergers

'Companies Act'                    the Companies Act 1985, as amended

'Conditions'                       the conditions of the Offer set out in
                                   Appendix II and 'Condition' means any
                                   one of them

'EBITDA' earnings before interest, tax, depreciation, amortisation and exceptional items on continuing operations

'enterprise value'                 the equity value of the Offer at the Offer
                                   price plus the book value of net debt and minorities as at 30 September, 1998

'Exchange Act'                     the United States Securities Exchange Act
                                   of 1934, as amended

'Form of Acceptance'               the form of acceptance relating to the Offer
                                   which will accompany the Offer Document and 'Forms of Acceptance' shall be construed accordingly

'Goldman Sachs'                    Goldman Sachs International

'Hoare Govett'                     Hoare Govett Limited

'Japan' Japan; its cities, prefectories, territories and possessions

'J.P. Morgan'                      J.P. Morgan Securities Ltd.

'Lazard'                           Lazard Brothers and Lazard Freres et Cie.

'Lazard Brothers'                  Lazard Brothers & Co., Limited

'Loan Note'                        the unsecured loan notes to be issued by the
                                   Offeror pursuant to the Loan Note
                                   Alternative, having the rights and being subject to the restrictions summarised in Appendix III

'Loan Note Alternative'            the right of eligible BOC shareholders who
                                   validly accept the Offer to elect to
                                   receive Loan Notes instead of all or
                                   part of the cash to which they would
                                   otherwise have been entitled under the
                                   Offer

'London Stock Exchange'            London Stock Exchange Limited

'Morgan Stanley'                   Morgan Stanley & Co., Limited

'Noteholder'                       a holder of Loan Notes

'Offer' the recommended offer to be made by Lazard Brothers, Morgan Stanley and Goldman Sachs on behalf of the Offeror to acquire the BOC Shares and, subject as described in this document, BOC ADSs, once the Pre-Conditions have been satisfied or waived, on the terms and conditions to be set out in the Offer Document including, where the context requires, any subsequent revision, variation, extension or renewal of such offer

'Offer Document'                   the document to be dispatched on behalf of
                                   the Offeror to holders of BOC Shares
                                   (other than to certain overseas
                                   shareholders) and, subject as described
                                   in this document, BOC ADSs, once the
                                   Pre-Conditions have been satisfied or
                                   waived, containing and setting out the
                                   terms and conditions of the Offer

'Offeror'                          the UK company to be jointly owned by
                                   Air Liquide and Air Products on whose behalf the Offer will be made

'Official List'                    the Daily Official List of the London Stock
                                   Exchange

'Panel'                            The Panel on Takeovers and Mergers

'Pre-Conditions'                   the pre-conditions to posting of the Offer
                                   Document and related Forms of Acceptance set out in Appendix I and 'Pre-Condition' means any one of them

'SEC'                              the US Securities and Exchange Commission

'subsidiary',                      shall be construed in accordance with the
'subsidiary                        Companies Act (but for this  purpose
undertaking',                      ignoring paragraph 20(i)(b) of
'associated                        Schedule 4A of the Companies Act)
undertaking' and
'undertaking'

'UK' or 'United Kingdom'           the United Kingdom of Great Britain and
                                   Northern Ireland

'US' or 'United States'            the United States of America, its
                                   territories and possessions, and State
                                   of the United States of America and the
                                   District of Columbia and all other areas subject to the jurisdiction of the United States

'Wider Air Liquide Group'          Air Liquide and its associated undertakings
                                   and any other body corporate,
                                   partnership, joint venture or person in
                                   which Air Liquide and such undertakings
                                   (aggregating their interests) have an
                                   interest of more than 20 per cent. of
                                   the voting or equity capital or the
                                   equivalent

'Wider Air Products Group'         Air Products and its associated undertakings
                                   and any other body corporate,
                                   partnership, joint venture or person in
                                   which Air Products and such undertakings
                                   (aggregating their interests) have an
                                   interest of more than 20 per cent. of
                                   the voting or equity capital or the
                                   equivalent

'Wider BOC Group'                  BOC and its associated undertakings and any
                                   other body corporate, partnership, joint venture or person in which BOC and such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    Air Products and Chemicals, Inc.
                                -----------------------------------------
                                    (Registrant)




Dated: 13 July 1999             By:  /s/ Leo J. Daley
                                   ---------------------------------------
                                        Leo J. Daley
                                        Vice President - Finance
                                        (Chief Financial Officer)